UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

VERISK ANALYTICS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 16, 2010, Verisk Analytics, Inc. (the “Registrant”) announced that it has filed a registration statement with the Securities and Exchange Commission (the “SEC”) for a proposed public offering of Class A common stock. Selling stockholders intend to offer $500 million of Class A common stock, including current shares of Class B common stock that will be converted to Class A common stock as part of the offering.

All of the shares will be offered and sold by stockholders of the Registrant and the selling stockholders will receive all of the net proceeds from this offering. The Registrant will not be selling any shares of its Class A common stock as a part of the offering. Any shares of Class B common stock not converted into Class A and sold into the offering will remain subject to the original conversion dates to Class A of April 6, 2011 for Class B-1 and October 6, 2011 for Class B-2.

The offering is subject to market and other conditions, including the effectiveness of the registration statement filed under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: September 16, 2010	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Senior Vice President, General Counsel and Corporate Secretary